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                                                                   EXHIBIT 10.46


              FIRST AMENDMENT TO COMPUTER GAME LICENSE AGREEMENT
               BETWEEN TSR, INC. AND INTERPLAY PRODUCTIONS, INC.
                             DATED AUGUST 8, 1994

     TSR, Inc. and Interplay Productions, Inc. hereby agree to amend the Schedules annexed to the License Agreement dated August 8, 1994 in certain respects. Henceforth the Schedules are as follows:

                                                          DATED:  August 8, 1994

                   TSR, INC. COMPUTER GAME LICENSE AGREEMENT
                 SCHEDULES ANNEXED TO THE FOLLOWING AGREEMENT

     These Schedules are incorporated into and made a part of the Computer Game License Agreement of the same date between TSR, Inc. and the Licensee identified below:

LICENSEE:

Interplay Productions, Inc.
17922 Fitch Avenue
Irvine, CA 92714

SCHEDULE A:
LICENSED PROPERTY:

     An exclusive license to use the "PLANESCAPE" and "FORGOTTEN REALMS" trademarks and all copyrighted materials, including but not limited to, characters, locations and monsters, that are unique to TSR's "PLANESCAPE" and "FORGOTTEN REALMS" fantasy worlds.

     A non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the "PLANESCAPE" or "FORGOTTEN REALMS" trademarks, the trademarks and copyrighted materials associated with, but not unique to, the "PLANESCAPE" and "FORGOTTEN REALMS" fantasy worlds, including without limitation, the "ADVANCED DUNGEONS & DRAGONS," "AD&D," "TSR," and "TSR Logo" trademarks.

     An exclusive sublicense to use any computer code for the presently existing NEVERWINTER NIGHTS game the copyright for which is owned by Strategic Simulations, Inc. only for so long as the existing NEVERWINTER NIGHTS game continues to be made available on the America Online network and only for the purpose of continuing the existing NEVERWINTER NIGHTS game. This license specifically excludes any other use of said computer code and in particular any use of the computer code in any modifications of or sequels to the existing NEVERWINTER NIGHTS game. This license also specifically excludes any computer code owned by any other party, including without limitation America Online, Inc.

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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SCHEDULE B:
LICENSED PRODUCTS:

     Computer and video fantasy role-playing games for all personal computer and video game platforms known or unknown, including without limitation, coin-operated, cable, on-line, satellite and other electronic transmission systems.

     Cluebooks and "900" telephone numbers containing hints, clues, diagrams, maps or other material to assist players for said computer and video games.

     This license is exclusive only as to computer and video games bearing the "PLANESCAPE" or "FORGOTTEN REALMS" trademarks, and cluebooks and "900" telephone numbers for said computer and video games. Nothing in this AGREEMENT will prevent TSR from fully exploiting in any other manner its rights in the LICENSED PROPERTY.

SCHEDULE C:
TERRITORY:

Worldwide

SCHEDULE D:
TERM:

     Commencing upon the date of the last party to sign the AGREEMENT; expiring four (4) years and six (6) months from the date of commencement. (The period from commencement to such expiration is called the "ORIGINAL TERM").

     LICENSEE, at its option, and provided that LICENSEE is in compliance, and continues to comply, with the AGREEMENT, may extend the term for two (2) additional two (2) year periods (the "1st OPTION TERM" and "2ND OPTION TERM," respectively) upon written notice and payment of required advance to TSR at least one (1) year prior to the expiration of the: (1) ORIGINAL TERM to accept the 1st OPTION TERM; and (2) the 1ST OPTION TERM to accept the 2ND OPTION TERM.

SCHEDULE E:
ADVANCES:

     [*] due upon execution.

     For each game title initially released for play on on-line, cable, satellite, or other electronic transmission systems ("Electronic Product"), [*] upon such initial release and [*] upon any subsequent release of said game title other than as an Electronic Product.

     For title initially released other than as an Electronic Product, [*] upon such initial release.

     If LICENSEE has not paid TSR at least [*] in additional advances (over and above the advance due upon execution) [*] after the date of commencement, the difference between the amount of additional advances paid by LICENSEE and [*].

     [*] due upon notification by LICENSEE that it will exercise the 1ST OPTION TERM.

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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     [*] due upon notification by LICENSEE that it will exercise the 2ND OPTION
TERM.

     [*] per cluebook title due upon initial shipment of that title.

SCHEDULE F:
MINIMUM GUARANTEE:

     [*] for the ORIGINAL TERM.

     [*] for the 1ST OPTION TERM.

     [*] for the 2ND OPTION TERM.

SCHEDULE G:
MARKETING DATE:

     [*] after commencement of the AGREEMENT.

SCHEDULE H:
ROYALTIES:

Product Type                                       Royalty

Personal computer and coin operated                [*]

On-line, cable, satellite or other electronic      [*]
 transmission system

Home video game cartridges                         [*]

Cluebooks                                          [*]

Currently unknown platforms not belonging in       Negotiated in good faith
 any of the above categories

Sublicensing                                       Royalty

On-line games other than the existing game         [*]
 NEVERWINTER NIGHTS

Existing NEVERWINTER NIGHTS game (excluding any    [*]
 sequels)

Products other than on-line games developed by     [*]
 LICENSEE

Products other than on-line games developed by     [*]
 SUBLICENSEE (where LICENSEE does not take a substantial role in the development of a product)

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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SCHEDULE I:
CREDIT:

     Trademark and copyright notice:

     [list all trademarks used] are trademarks of TSR, Inc. Used by Interplay Productions, Inc. under license from TSR, Inc.

SCHEDULE J:
NOTICES AND APPROVAL:

TSR:                                            LICENSEE:

TSR, Inc.                                       Interplay Productions, Inc.
P.O. Box 756                                    17922 Fitch Avenue
201 Sheridan Springs Road                       Irvine, CA 92714
Lake Geneva, WI 53147

DESIGNATED PERSON:  Marlene Vail                DESIGNATED PERSON:  Chuck Camps

ALTERNATE PERSON:  Debra Poutsch                ALTERNATE PERSON:  Phil Adam

SCHEDULE K:
PAYMENTS:

TSR, Inc.
P.O. Box 756
201 Sheridan Springs Road
Lake Geneva, WI 53147

PAYMENT PERSON: Marlene D. Vail

     All other terms of the Computer Game License Agreement remain in full force and effect. The parties indicate their understanding and agreement with all of the foregoing by signing and dating this document in the space provided below.

ACCEPTED AND AGREED:

TSR:                                            LICENSEE:
TSR, Inc.                                       Interplay Productions, Inc.
By:    /Willard Martens/                        By:   /Chris Kilpatrick/
Name:  Willard D. Martens                       Name:  Chris Kilpatrick
Title: Chief Operating Officer                  Title: President
Date:  Effective August 1, 1996                 Date:  Effective August 1, 1996

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.